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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 9, 2001 (except for the matters discussed in Note 15, as to which the date is April 12, 2001) included in Alloy, Inc.'s Form 10-K for the year ended January 31, 2001 and our report dated November 9, 2001 included in Alloy, Inc.'s Form 8-K/A filed December 11, 2001, and to all references to our Firm included in this registration statement.

                                                /s/ ARTHUR ANDERSEN LLP
                                          --------------------------------------

New York, New York
January 29, 2002